February 26, 2007

Re: Wells Real Estate Investment Trust, Inc. Proxy Materials

Dear Financial Representative:

Several weeks ago we sent you a letter that addressed a number of important matters, including an agreement to acquire or "internalize" our third-party advisor companies responsible for providing the day-to-day operations for Wells REIT.

In order to accomplish the internalization, we must solicit votes from Wells REIT stockholders on the proposal for internalization and other important related proposals. The proxy materials will be mailed to stockholders on or about March 2, 2007, and contain detailed information about each proposal. For your reference, the materials are available free of charge on the Wells REIT Web site at www.wellsreit.com or www.sec.gov.

Stockholders may vote in one of four ways: by mail, over the Internet, by phone, or in person at a Special Stockholders Meeting on April 11, 2007, at the Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia, at 1:30 p.m., Eastern time. Voting by mail, Internet, or phone will ensure each stockholder's representation at the Special Meeting even if he or she cannot attend.

To hear directly from Don Moss, one of the independent directors on the Wells REIT Board of Directors, regarding the proposals, visit www.wellsreit.com to view a short video.

Please encourage your Wells REIT clients to vote on these proposals immediately. Approximately
10 days after mailing the proxy packets, we will begin contacting stockholders who have not yet voted.

For a list of your current Wells REIT clients, please visit the Wells Financial Professionals Site at www.wellsref.com. If you are not yet registered for this Web site, contact Wells Client Services at
800-557-4830 or send an e-mail to client.services@wellsref.com to obtain a user name and password.

We appreciate your continued support as we make these important decisions on behalf of Wells REIT.

Sincerely,

/s/ Leo F. Wells III

Leo F. Wells III

Chairman of the Board

Wells Real Estate Investment Trust, Inc.

In connection with the proposed transaction described above, Wells REIT has filed a proxy statement and other related materials with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. We anticipate the final proxy statement will be mailed to Wells REIT stockholders on or about  March 2, 2007. In addition, stockholders may obtain the proxy statement and all other relevant documents filed with the SEC by Wells REIT free of charge at the SEC's Web site, www.sec.gov, or from the Wells REIT Web site at www.wellsreit.com, or by calling the Wells REIT Client Services Department at 800-557-4830. Wells REIT directors, executive officers, and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Wells REIT in favor of the proposed transaction. Information about Wells REIT, its directors and its executive officers, and their ownership of Wells REIT securities, are set forth in the proxy statement.

This correspondence may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including discussion of the contemplated internalization transaction, discussion and analysis of the quality, nature and cost of other future actions, the amount and timing of the sale of real estate assets, and certain other matters. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," or other similar words. Readers of this correspondence should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this correspondence, which include satisfaction of the conditions to the closing of the internalization transaction, including obtaining stockholder approvals, changes in general economic conditions, changes in real estate conditions, increases in interest rates, the potential need to fund capital expenditures out of operating cash flow, and lack of availability of financing or capital proceeds. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.